Exhibit 99.1

Confidential –

September 10, 2008

Christopher Smith,

[At the address on file with the Company]

Re:	Transition Arrangements

Dear Mr. Smith:

We write to confirm the agreements we have reached in connection with your departure from MF Global Ltd. (the “Company”).

1. Resignation

We accept your resignation from the Company, effective September 10, 2008 (your “Transition Date”). Effective on the close of business on your Transition Date, you have resigned from your positions as Chief Operating Officer of the Company, as well as from all other positions as a director and officer of the Company and its affiliates (together, the “MFG Companies”) and all other trusteeships, committee memberships and fiduciary capacities held with or on behalf of the MFG Companies or any employee benefit plan of the MFG Companies. You understand that your resignation is irrevocable, that no other action is required for it to become effective and that this Agreement will serve as written notice of your resignation for purposes of the preceding.

2. Transition Period

Notwithstanding your resignations in Section 1, you will remain an employee of the Company from the Transition Date, until December 10, 2008, with full compensation and benefits to help transition your successor.

3. Compensation Matters

(a) Transition Payment. In connection with your transition, the Company will pay you a transition payment of $5.25 million, of which such portion as requested by you by notice in writing to the Company 10 days prior to December 10, 2008 and agreed to by the Trustee of the MF Global UK Pension Fund (the “Fund”) to enhance your immediate retirement pension shall be paid into the Fund on December 10, 2008 and the remainder shall be paid to you in cash on the same date. All amounts due hereunder shall be paid to you in England by our UK affiliate and payable to your UK bank or pension account, as the case may be, in Sterling, using a conversion rate on the date hereof.

(b) Equity Compensation Awards. As of your Transition Date, you beneficially owned unvested restricted share units in respect of a total of 566,666 Company shares (your “RSUs”) and unvested options to purchase 833,333 Company shares (your “Options”). In consideration of your execution of this Agreement, the 566,666 RSUs will remain outstanding and vest (and be payable in accordance with your original award agreement with the Company without regard to any continued employment obligation and with the restrictive covenants being adjusted in accordance with Section 4 hereof); all of your Options will be forfeited. The RSUs will be delivered to you on or about July 18, 2010, or earlier if so provided in the RSU Agreement.

(c) Continued Benefits. You shall receive health coverage for yourself under the Company’s plans for a two (2) year period from the Transition Date. The Company will provide such coverage at no premium cost to you (although you will be required to pay any deductibles and other co-payments in accordance with the terms of the plans) until the earlier of the 24-month anniversary of your Transition Date or the date you become eligible for coverage under the plans of another employer. (You agree to notify the Company of your eligibility for coverage from another employer within 30 days of such eligibility.)

(d) Other Vested Benefits. In addition to the other compensation and benefits provided in this Section 3, the Company will pay you any unpaid Accrued Compensation through your Transition Date and provide you any vested Other Benefits. The terms “Accrued Compensation” and “Other Benefits” are defined in your Employment Agreement, dated May 21, 2007, with the Company (your “Employment Agreement”) and will be paid as provided in that Agreement.

4. Continuing Covenants

(a) Indemnification.

(1) The Company confirms its continuing indemnification obligations and advancement of legal fees under, and agrees to comply with, Section 6(d) of your Employment Agreement. Furthermore, you shall retain all rights to indemnification, advancement of legal fees and director and officer liability insurance that my exist under the Company’s organizational documents, plans, agreements, insurance policies or at law as a result of your service with the MFG Companies or as a fiduciary of any benefit plan and none of said rights shall be changed by termination of your employment.

(2) You shall have the right to have all legal actions against you in your capacity as a former officer and director of the Company and its affiliates to be monitored by your own separate counsel and the Company shall pay the reasonable legal fees and expenses of such counsel. Furthermore, if at any point in any such litigation you, in your reasonable good faith judgment, believe there is an actual or potential conflict of interests between the Company and your individual interests in the litigation such that it is appropriate for you to have separate legal counsel, the Company shall pay the reasonable legal fees and expenses of such counsel and the parties shall endeavor to obtain any approvals necessary for payment of separate counsel by the directors and officers liability insurance coverage.

(b) Proprietary Information. You confirm your continuing obligations with respect to Proprietary Information under, and agree to comply with, Section 8 of your Employment Agreement.

(c) Non-Competition and Non-Solicitation. You confirm your obligations with respect to non-competition and non-solicitation under, and agree to comply with, Sections 9(d) and 9(e) of your Employment Agreement for a period of nine (9) months from December 10, 2008 (as to which shortened period the Company agrees) and Section 9(f) of your Employment Agreement for a period of one (1) year from December 10, 2008 (including, in each case, for the avoidance of doubt, Sections 9(a) and (b) of the Employment Agreement to the extent relevant thereto).

(d) Non-Disparagement. You will not, directly or indirectly, make or publish (orally or in writing) any public statement or statement that reasonably could be expected to become publicly known that would libel, slander or disparage (whether or not the disparagement legally constitutes libel or slander) any member of the MFG Companies or any of their respective past or present officers, directors, employees or agents (or instigate or participate in the making or publishing of any such statement). The Company will not, directly or indirectly, make or publish (orally or in writing) any public statement or statement that reasonably could be expected to become publicly known that would libel, slander or disparage (whether or not the disparagement legally constitutes libel or slander) you (or instigate or participate in the making or publishing of any such statement). However, nothing in this Section 4(d) is intended to interfere with any official investigation by a governmental or regulatory authority, and any cooperation you, the MFG Companies or any officer or director are requested to provide to governmental or regulatory authorities will not violate this Section 4(d). Furthermore, nothing in this Agreement prohibits any person from providing truthful information to governmental, regulatory or self-regulatory authorities.

(e) Cooperation. You agree that, at all times after the date of this Agreement you will make yourself reasonably available and cooperate with reasonable requests from the MFG Companies for information concerning any business or legal matters involving facts or events relating to the MFG Companies that may be within your knowledge as a result of your services. The Company shall pay all of your expenses, including but not limited to travel and legal, incurred in connection with said cooperation.

5. Release.

(a) Waiver and Release. The Company requires your acknowledgement that, other than as provided in this Agreement, you have no remaining, unresolved claims with respect to your employment. Accordingly:

(1) Your signature below will constitute your agreement that, in exchange for the payments and benefits provided under this Agreement, you (for yourself and for your heirs, dependents, assigns, agents, executors, administrators, trustees and legal representatives) knowingly, unconditionally and voluntarily waive and release forever whatever claims, whether known or unknown, you ever had, now have, or hereafter may have against the MFG Companies, based upon or related to any matter, cause or thing occurring through the date of your signature to this Agreement, including but not limited to claims based on or relating to your hire by the MFG Companies, or their former parent company, Man Group plc and/or its affiliates, any aspect of the work you performed or your employment or director relationship with the MFG Companies, or their former parent company, Man Group plc and/or its affiliates, or the end of your employment or director relationship; provided, however, that your rights to indemnification under paragraph 4(a) shall be exempted from the provisions of this release.

(2) This waiver and release includes but is not limited to any rights or claims under United States federal, state or local law and the national or local law of any foreign country (statutory or decisional) for wrongful or abusive discharge, for breach of any employment contract, for retaliation, or for discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation, or any other unlawful criterion or circumstance (including rights or claims under the Age Discrimination in Employment Act of 1967 (“ADEA”) except that you do not waive ADEA rights or claims that may arise after the date of this Agreement). This waiver and release does not affect any rights or claims you have or may in the future have under the terms of this Agreement, including without limitation the entitlements and financial matters referred to in Section 3 or your rights to indemnification under Section 4, your rights to vested benefits or your rights with regard to any equity you own.

(3) Your signature below will also constitute confirmation that (1) you have been given at least 21 days to consider this waiver and release and its consequences, (2) you have been advised prior to signing this Agreement to consult with any attorney and any personal or financial advisor you choose and (3) any changes to the Agreement (irrespective of materiality) did not restart the running of the 21 day period.

(b) Revocation. You may revoke this Agreement for a period of seven days after it is executed. This Agreement will not be binding or enforceable until that seven-day period has expired but shall thereupon become effective unless previously revoked. To validly revoke this Agreement, you must notify the Company of revocation in a letter executed by you and received by the Company to the attention of Howard Schneider, General Counsel, 717 Fifth Avenue, 11th Floor, New York, New York, 10022 no later than 5:00 p.m., New York time, on the last day of the revocation period. You agree and acknowledge that a letter of revocation that is not received by such date and time will be invalid and will not revoke this Agreement.

(c) Condition. You agree that the payments and benefits to be provided to you pursuant to this Agreement are contingent on the waiver and release set forth in Section 5(a) of this Agreement becoming effective and irrevocable.

6. Integration with Employment Agreement; Entire Agreement

This Agreement satisfies all of the MFG Companies’ obligations to you under your Employment Agreement. This Agreement expressly supersedes your Employment Agreement, except that, to the extent that the Company or you agree to comply with sections of your Employment Agreement pursuant to Sections 2, 3, 4 and 7(b) of this Agreement, such sections of your Employment Agreement, shall survive, shall not be so superseded and are incorporated into this Agreement by reference. This Agreement and such sections of your Employment Agreement are the entire agreement between you, on the one hand, and the Company, on the other hand, with respect to the relationship contemplated hereby and supersede any earlier agreement, written or oral, with respect to the subject matter hereof. In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise or understanding that is not in this Agreement.

7. General Provisions.

(a) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the law of the State of New York applicable to contracts made and to be performed entirely within that State. It is your and the Company’s intention that this Agreement not be construed more strictly with regard to you or the Company.

The various headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement. Unless the context requires otherwise, (A) words describing the singular number include the plural and vice versa, (B) words denoting any gender include all genders and (C) the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation.” This Agreement may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

(b) Jurisdiction; Agent for Service of Process. Any proceedings commenced in connection with the Employment Agreement, as amended by this Agreement, shall be governed by the provision of Section 13(a) and 13(c) through (h) of the Employment Agreement. Additionally, you hereby agree that service of process in any matter affecting the Employment Agreement, as amended by this Agreement, may be made upon you by sending such process to you by U.S. registered mail (or the UK equivalent thereof) at your address as stated in the address at the beginning of this Agreement or to such other address as you have given to the Company by at least seven (7) days’ prior written notice, with a courtesy copy sent in accordance with the notice provisions of Section 7(g) hereof.

(c) No Set-off or Mitigation. Your and the Company’s respective obligations under this Agreement will not be affected by any set-off, counterclaim, recoupment or other right you or any member of the MFG Companies may have against each other or anyone else. You do not need to seek other employment or take any other action to mitigate any amounts owed to you under this Agreement, and those amounts will not be reduced if you do obtain other employment (except as this Agreement specifically states).

(d) Successors. This Agreement is personal to you and without the prior written consent of the Company shall not be assignable by you other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by your heirs and legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or the assets of the Company to assume this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

(e) Withholding. You and the MFG Companies will treat all payments to you under this Agreement as compensation for services. Accordingly, the MFG Companies may withhold from any payment any taxes that are required to be withheld under any law, rule or regulation. The parties agree that your services were primarily provided outside of the United States and all IRS and other governmental filings by the Company will be consistent with the foregoing.

(f) Severability. If any provision of this Agreement is found by any court of competent jurisdiction (or legally empowered agency) to be illegal, invalid or unenforceable for any reason, then (1) the provision will be amended automatically to the minimum extent necessary to cure the illegality or invalidity and permit enforcement and (2) the remainder of this Agreement will not be affected. In particular, if any provision of Section 4 is so found to violate law or be unenforceable because it applies for longer than a maximum permitted period or to greater than a maximum permitted area, it will be automatically amended to apply for the maximum permitted period and maximum permitted area.

(g) Notices. All notices, requests, demands, waivers and other communications under this Agreement must be in writing and will be deemed given (1) on the business day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, (2) on the business day after the business day sent, if delivered by a nationally recognized overnight courier or (3) on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested, in each case to the following address or number (or to such other addresses or numbers as may be specified by notice that conforms to this Section 7(f)):

If to you, to the address on file with the Company.

with a copy to:

Michael Sirkin, Esq.

Proskauer Rose, LLP

1585 Broadway

New York, New York 10036-8299

If to the Company or any other member of the MFG Companies, to:

MF Global Ltd.

717 Fifth Avenue, 11th Floor,

New York, New York 10022

Attention: General Counsel

Facsimile: 212-319-1293

(h) Amendments and Waivers. Any provision of this Agreement may be amended or waived but only if the amendment or waiver is in writing and signed, in the case of an amendment, by you and the Company or, in the case of a waiver, by the party that would have benefited from the provision waived. Except as this Agreement otherwise provides, no failure or delay by you or the MFG Companies to exercise any right or remedy under this Agreement will operate as a waiver, and no partial exercise of any right or remedy will preclude any further exercise.

(i) Third Party Beneficiaries. Each party released pursuant to Section 5(a) will be a third party beneficiary to the Release contained therein, with full rights to enforce the Release and the matters documented herein.

* * *

If this Agreement properly sets forth our understanding, please sign both copies of this Agreement, keep one copy for your records and return one to me.

Very truly yours,

MF Global Ltd.

By:	/s/ Kevin R. Davis
Kevin R. Davis, CEO

Agreed:

/s/ Christopher Smith
Christopher Smith